EXHIBIT 10.2

                                                                  Execution Copy

                                  AMENDMENT TO
                       RESTRICTED STOCK PURCHASE AGREEMENT

         THIS AMENDMENT (this "Amendment") to the Restricted Stock Purchase Agreement (the "Agreement"), dated as of December 7, 1998, by and between Accom, Inc., a Delaware corporation (the "Company"), and Lionel M. Allan, an individual residing in California (the "Purchaser"), has been executed and delivered effective as of June 20, 1999, by and between the Company and the Purchaser.

                                   BACKGROUND

         In accordance with the terms and conditions of this Amendment, the Company and the Purchaser desire to amend the Agreement: (i) to terminate the Company's repurchase option upon certain of the 100,000 shares (the "Shares") of the Company's Common Stock (the "Common Stock") sold to Purchaser by the Company in connection with the Agreement, (ii) to eliminate the Company's rights regarding the effect of tender of the purchase price, (iii) to terminate certain restrictions on the transfer of the Shares and (iv) to amend the legend placed upon the Shares.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements of the Company and the Purchaser, and intending to be legally bound, the Company and the Purchaser agree as follows:

         1. Section 2 of the Agreement shall be amended and restated in its entirety to read as follows:

                  "2. No Repurchase Option.

                           (a) On June  20,  1999,  all  Shares  shall  be fully
                  vested in the Purchaser and shall not be subject to any repurchase option of the Company."

         2. Section 3 of the Agreement shall no longer be of any force and effect and shall be amended and restated in its entirety to read as follows:

                  "3. [Intentionally Omitted.]"

         3. Section 4 of the Agreement shall no longer be of any force and effect and shall be amended and restated in its entirety to read as follows:

                  "4. [Intentionally Omitted.]"

         4. Section 5.2 shall be amended and restated in its entirety to read as follows:

                           "5.2   Accordingly,   to  implement  the  Purchaser's
                  representations and agreements, the Purchaser agrees to authorize the Company to place substantially the following legends, and any legend required by applicable State Securities Laws, on each Certificate issued to the Purchaser to evidence the Shares, and to place a stop order against further transfer of the Shares except in compliance with the Act and applicable State Securities Laws.

                           "THE SECURITIES  REPRESENTED BY THIS CERTIFICATE WERE
                  ISSUED AND TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE."

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

                                        ACCOM, INC.



                                        By: /s/ Junaid Sheikh
                                           -------------------------------------
                                                      Junaid Sheikh
                                                 Chief Executive Officer



                                        LIONEL M. ALLAN

                                              /s/ Lionel M. Allan
                                        ----------------------------------------

                                                                  Execution Copy

                              AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE

$65,000                                                            June 20, 1999

         FOR VALUE RECEIVED, Lionel M. Allan ("Maker"), promises to pay to Accom, Inc., a Delaware corporation ("Payee"), in lawful money of the United States of America, the principal sum of Sixty-Five Thousand dollars ($65,000) together with interest in arrears on the unpaid principal balance of this Note in accordance with Section 1.

         This  Note   terminates  and  supersedes   that  certain   Non-Recourse
Promissory Note issued by Maker to Payee dated December 7, 1998 (the "Canceled Note"). The Canceled Note is attached hereto as Exhibit A.


1.       PAYMENTS.

                  1.1 Principal and Interest. Subject to Section 1.3,

                           (a)  The   principal   amount   of  this   Note  then
outstanding shall be due and payable on December 7, 2003.

                           (b)  Interest  shall  begin to accrue  on the  unpaid
principal balance of this Note commencing on December 7, 1998 until repayment of this Note in full. The interest rate shall be a variable annual rate equal to the prime rate of Comerica Bank which rate shall be established and adjusted as necessary at the beginning of each calendar quarter during the term of this Note and shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

                           (c) All  accrued,  unpaid  interest  shall be due and
payable together with the payment of principal on December 7, 2003.

                  1.2 Manner of Payment. All payments of principal and interest on this Note shall be made by wire transfer to such accounts as specified by Payee, promptly upon request of Maker, or by check at 1490 O'Brien Drive, Menlo Park, CA 94025, or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of California.

                  1.3 Optional Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

2.       DEFAULTS.

                  2.1 Events of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

                           (a) If Maker  shall fail to pay when due any  payment
of principal or interest on this Note and such failure continues for five (5) Business Days after Payee notifies Maker thereof writing;

                           (b) If,  pursuant  to or within  the  meaning  of the
United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; or (iv) make an assignment for the benefit of its creditors; or

                           (c) If a court of  competent  jurisdiction  enters an
order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties; or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

                  2.2 Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (a) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and
(b) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable attorneys' fees incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note.

                  2.3 Recourse. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee shall have full recourse against all tangible and intangible assets of Maker, including, but not limited to, the shares of common stock of Payee purchased by Maker (the "Shares") in connection with the Restricted Stock Purchase Agreement, dated as December 7, 1998 and amended as of June 20, 1999, between Maker and Payee (the "Restricted Stock Purchase Agreement"). Payee shall have a full right of offset for any amounts due upon such Event of Default against any amounts payable by Payee to Maker.

3.       COLLATERAL.

                  3.1. Security Interest. This Note constitutes a "security agreement" within the meaning of the Uniform Commercial Code of the State of California as in effect on the date hereof and as amended from time to time hereafter. Payee and Maker desire to secure the payment and performance of all money, debts, obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Note (the "Secured Obligations"). Accordingly, Maker hereby grants, assign, transfer, pledge, and set over to Payee a first-priority security interest in and lien on the Shares.

                  3.2. Further Assurances. Maker agrees that at any time and from time to time, at its expense, Maker will promptly execute and deliver all further instruments and documents (including, without limitation, financing statements and continuation statements), and take all further action that Payee may request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable Payee to exercise and enforce its rights and remedies hereunder with respect to the Shares.

4.       MISCELLANEOUS.

                  4.1 Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note.

                  4.2 Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telecopy (as indicated by a telecopy confirmation and if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees pursuant to the terms of Section 6.5 of the Restricted Stock Purchase Agreement.

                  4.3 Severability. Any provision of this Note which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Note invalid, illegal or unenforceable in any other jurisdiction.

                  4.4 Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

                  4.5 Parties In Interest. This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Maker or Payee without the express prior written consent of Maker, except by operation of law or in connection with the sale of all or substantially all of the stock or assets of Maker or Payee (as applicable).

                  4.6 Section Headings, Construction. The headings of each Section, subsection or other subdivision of this Note are for reference only and shall not limit or control the meaning thereof. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

                  4.7 No Usury. It is the intent of the parties that the rate of interest and other charges to the Maker shall be lawful. If for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Payee may lawfully charge the Maker, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Maker.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.



                                                  /s/ Lionel M. Allan
                                        ----------------------------------------
                                                      Lionel M. Allan